Exhibit 4.1.2

COUPA SOFTWARE INCORPORATED

WAIVER OF NOTICE AND REGISTRATION RIGHTS

AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

APRIL 8, 2017

This WAIVER OF NOTICE AND REGISTRATION RIGHTS AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Waiver”) is entered into by and among Coupa Software Incorporated, a Delaware corporation (the “Company”), and the undersigned holders (the “Holders”) of the Company’s capital stock.

WHEREAS, the Company intends to offer, issue and sell shares of the Company’s common stock (the “Shares”) in a public offering (the “Offering”) and intends to undertake a registration of the Shares (the “Registration”) by preparing, executing and filing with the Securities and Exchange Commission a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”);

WHEREAS, the Company and the Holders are parties to that certain Amended and Restated Investors’ Rights Agreement, dated May 26, 2015 (the “Rights Agreement”), which grants the undersigned Holders, among other rights, certain rights to notice and registration rights in connection with the Registration;

WHEREAS, the Holders desire to facilitate a successful Offering by waiving all such notice and registration rights in connection with the Registration;

WHEREAS, the Holders understand that the Company and the underwriters and/or placement agents of the Offering will proceed with the Offering in reliance on this Waiver;

WHEREAS, the Holders also desire to amend the Rights Agreement to clarify the conditions under which the registrations rights of the Holders (as such term is defined in the Rights Agreement) contained in the Rights Agreement shall terminate;

WHEREAS, Section 3.7 of the Rights Agreement provides that any term of the Rights Agreement (other than Section 2.1(b), Section 2.2, and Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least sixty percent (60%) of the Registrable Securities (as defined in the Rights Agreement);

WHEREAS, any such amendment or waiver effected pursuant to Section 3.7 of the Rights Agreement shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company; and

WHEREAS, the undersigned Holders constitute holders of at least sixty percent (60%) of the Registrable Securities.

NOW, THEREFORE, the parties hereby agree as follows:

1. Waiver of Notice and Registration Rights. With respect to the Registration, the Holders hereby waive the right (and all notice rights related thereto) to request registration of any Registrable Securities in the Offering that may arise under Section 1.3 or any other provision of the Rights Agreement. Notwithstanding the waiver contained in the foregoing sentence, the Holders and the Company hereby acknowledge and agree that the Registration constitutes a “registration” of Registrable Securities for purposes of Sections 1.5, 1.6, 1.7, 1.8 and 1.9 of the Rights Agreement.

2. Amendment to Section 1.14 of the Rights Agreement. Section 1.14 of the Rights Agreement shall be amended and restated, to read in its entirety as follows:

“1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Initial Offering, (ii) as to any Holder, such earlier time after the Initial Offering at which (a) such Holder holds one percent (1%) or less of the Company’s outstanding Common Stock or (b) all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or (iii) after the consummation of a Liquidation Event, as that term is defined in the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) (as amended from time to time) in which the consideration for securities of the Company is cash or publicly traded securities, or a combination thereof.”

3. Continued Validity of Rights Agreement. Except as waived and amended hereby, the Rights Agreement shall continue in full force and effect as originally constituted.

4. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Rights Agreement.

5. Counterparts. This Waiver may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

6. Governing Law. This Waiver will be construed and interpreted in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

COMPANY:

COUPA SOFTWARE INCORPORATED

	By:	/s/ Todd Ford
Todd Ford
Chief Financial Officer

Address:	1855 S. Grant Street
San Mateo, California 94402

COUPA SOFTWARE INCORPORATED

WAIVER OF NOTICE AND REGISTRATION RIGHTS AND

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

BATTERY VENTURES VIII, L.P.

By:	Battery Partners VIII, LLC,
Its general partner

By:	/s/ Neeraj Agrawal

Name:	Neeraj Agrawal

Title:	Managing Member

COUPA SOFTWARE INCORPORATED

WAIVER OF NOTICE AND REGISTRATION RIGHTS AND

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

BlueRun Ventures, L.P.

By:	BRV Partners, L.L.C.
Its general partner

By:	/s/ Jonathan Ebinger

Name:	Jonathan Ebinger

Title:	Authorized Signatory

COUPA SOFTWARE INCORPORATED

WAIVER OF NOTICE AND REGISTRATION RIGHTS AND

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

EL DORADO VENTURES VII L.P. EL DORADO TECHNOLOGY ‘05 L.P.

By El Dorado Venture Partners VII, LLC, the General Partner of each of such limited partnerships

By:	/s/ Charles D Beeler

Name:	Charles D Beeler

Title:	Managing Member

COUPA SOFTWARE INCORPORATED

WAIVER OF NOTICE AND REGISTRATION RIGHTS AND

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

RALLY TECHNOLOGY PARTNERS FUND I, L.P. RALLY VENTURES FUND I, L.P.

By:	/s/ Charles D Beeler

Name:	Charles D Beeler

Title:	Managing Member

COUPA SOFTWARE INCORPORATED

WAIVER OF NOTICE AND REGISTRATION RIGHTS AND

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

MDV IX, L.P. as nominee for

MDV IX, L.P., and
MDV ENF IX, L.P.

By: Ninth MDV Partners, L.L.C., General Partner

By:	/s/ Brett Teele

Name:	Brett Teele

Title:	CFO and Authorized Signatory

COUPA SOFTWARE INCORPORATED

WAIVER OF NOTICE AND REGISTRATION RIGHTS AND

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

CROSSLINK VENTURES VI, L.P.

By: Crosslink Ventures VI Holdings, L.L.C., its General Partner

By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

CROSSLINK VENTURES VI-B, L.P.

By: Crosslink Ventures VI Holdings, L.L.C., its General Partner

By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

OFFSHORE CROSSLINK VENTURES VI UNIT TRUST

By: Crosslink Ventures VI Holdings, L.L.C., Investment Manager

By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

COUPA SOFTWARE INCORPORATED

WAIVER OF NOTICE AND REGISTRATION RIGHTS AND

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

CROSSLINK BAYVIEW VI, L.L.C.

By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

CROSSLINK CROSSOVER FUND VI, L.P.

By:	Crossover Fund VI Management, L.L.C.,
Its General Partner

By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory

CROSSLINK VENTURES VII-A, L.P. CROSSLINK VENTURES VII-B, L.P.

By:	/s/ Mihaly Szigeti

Name:	Mihaly Szigeti

Title:	CFO

COUPA SOFTWARE INCORPORATED

WAIVER OF NOTICE AND REGISTRATION RIGHTS AND

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT